UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2006

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	NO. 1-14764	NO. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CSC HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046	11-2776686
(Commission File Number)	(IRS Employer Identification Number)

1111 STEWART AVENUE BETHPAGE, NEW YORK	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        The Company has completed the comprehensive debt covenant compliance review announced on December 19, 2005. That review identified certain technical covenant compliance issues under the CSC Holdings, Inc. Seventh Amended and Restated Credit Agreement and under the Rainbow National Services LLC Loan Agreement. CSC Holdings and Rainbow National Services LLC have received waivers from the lenders under these agreements and certain technical and clarifying amendments have been made to the Rainbow National Services LLC Loan Agreement. The covenant compliance issues under the CSC Holdings credit agreement necessitated certain waivers under the Company’s agreements covering its monetizations and interest rate swaps, all of which have been obtained. No fees were paid to the lenders and counterparties in connection with these waivers and amendments. The Company and its subsidiaries are in compliance with all of their debt agreements and instruments.

        The Company has determined that no reclassification of debt or other adjustments to its previously issued financial statements are required as a result of the foregoing matters.

         The Company’s Board of Directors is expected to begin reconsideration of a possible special dividend at its regularly scheduled meeting in March. There can be no assurance that the Board will decide to move forward with a special dividend or as to the size or timing of any dividend.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: January 31, 2006

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: January 31, 2006